UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

Commission File Number: 333-146758

China Infrastructure Construction Corporation
(Exact name of registrant as specified in its charter)

Colorado	16-1718190
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

C915 Jia Hao International Business Center 116 Zizhuyuan Road Haidan District Beijing, China 100097
(Address of principal executive offices)

86-10-5170-9287
(Registrant’s telephone number, including area code)

FIDELITY AVIATION CORPORATION
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders

On September 28, 2009, the Company effectuated a 1-for-10 reverse stock split of the Company’s common stock, with no par value (the “Common Stock”) (the “Reverse Stock Split”). Upon the Reverse Stock Split, ten (10) shares of the outstanding Common Stock will be automatically converted into one (1) share of Common Stock. The Reverse Stock Split, however, will not alter the number of shares of the Company is authorized to issue, but will only reduce the number of shares of its Common Stock issued and outstanding. Any fractional share issued as a result of the reverse split will be rounded up. Immediately before the Reverse Split there were 15,295,500 shares of Common Stock issued and outstanding. Immediately after giving effect to the Reverse Split, there were 1,529,550 shares of Common Stock issued and outstanding.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2009, the Company filed with the State of Colorado Articles of Amendment to change its company name from Fidelity Aviation Corporation into China Infrastructure Corporation, a copy of which is incorporated by reference to Exhibit 3.2 of our Annual Report on Form 10-K of fiscal year 2009, filed with the SEC on September 15, 2009 (the “Name Change”). The Company believes the new name will better identify the Company with the business conducted by its indirectly wholly owned subsidiary in China, Beijing Chengzhi Qianmao Concrete Corporation Ltd., namely the production and sale of ready-mixed concrete and other special high-performance concrete for developers and the construction industry.

Item 8.01	Other Events

As a result of the Name Change and Reverse Split, the Company’s CUSIP number was changed from 31582P 105 to 16948K 106. The stock symbol of the Company was changed from “FAVC.OB” to “CHNC.OB”, effective September 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Infrastructure Construction Corporation

September 29, 2009	By:	/s/ Rong Yang
Rong Yang
Chief Executive Officer and Chief Financial Officer